EXHIBIT 11.1

STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

                                                      Three Months Ended
                                                           March 31
                                                     -------------------
                                                    1997             1996
                                                    ----             ----

Primary:
Average shares outstanding                         9,581,000        9,433,000

Net effect of dilutive  stock options
  based on the treasury  stock method using
  the greater of quarter-end market price or
  average market price                               296,000          323,000
                                                 -----------       ----------

Totals                                             9,877,000        9,756,000
                                                 ===========       ==========
Net Income                                          $952,000         $782,000
                                                 ===========       ==========
Per share amount                                        $.10             $.08
                                                 ===========       ==========


Fully diluted:
Average shares outstanding                         9,581,000        9,433,000

Net effect of dilutive  stock options
  based on the treasury  stock method using
  the greater of quarter-end market price
  or average market price                            296,000          323,000

Share issued upon conversion of
  convertible debentures                             120,000               --
                                                 -----------       ----------

Totals                                             9,997,000        9,756,000
                                                 ===========       ==========

Net Income, as reported                             $952,000         $782,000

Interest expense, net of related
  tax benefit                                         18,000               --
                                                 -----------       ----------

Net Income, adjusted                                $970,000         $782,000
                                                 ===========       ==========

Per share amount                                        $.10             $.08
                                                 ===========       ==========